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                                                                      EXHIBIT 21

                LIST OF SUBSIDIARIES OF CRESCENT OPERATING, INC.

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
Name of Subsidiary                                                  State of Incorporation or Organization

COI Hotel Group, Inc.                                               Texas

WOCOI Investment Company                                            Texas

RoseStar Management LLC                                             Texas

Desert Mountain Development Corporation                             Delaware

Woodlands Land Company, Inc.                                        Texas

Crescent CS Holdings Corporation                                    Delaware

Crescent CS Holding II Corporation                                  Delaware

RSCR Arizona Corp.                                                  Delaware

RSSW Corp.                                                          Delaware

Crescent Machinery Company (formerly, Moody-Day, Inc.)              Texas

COPI Colorado, LP                                                   Delaware

CRL Investments, Inc.                                               Texas

COI Arena Company                                                   Texas

Crescent Development Management Corp.                               Delaware

Desert Mountain Properties, LP                                      Delaware

Western Traction Company                                            California

E.L. Lester & Company, Inc.                                         Texas

Solveson Crane Rental, Inc.                                         California

COPI Cold Storage, LLC                                              Delaware
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